Exhibit 99.1

Virtusa Announces First Quarter Fiscal 2021 Consolidated Financial Results

•	First quarter fiscal 2021 revenue of $301.1 million decreased 8.7% sequentially and 5.6% year-over-year.

•	First quarter fiscal 2021 GAAP operating income of $7.2 million. Non-GAAP operating income of $14.0 million.

•	First quarter fiscal 2021 GAAP diluted EPS of $(0.01). Non-GAAP diluted EPS of $0.20.

•	First quarter fiscal 2021 cash flow from operations of $56.0 million and ending cash, cash equivalents, and short-term and long-term investments of $289.3 million.

Southborough, MA – (July 30, 2020) Virtusa Corporation (NASDAQ GS: VRTU), a global provider of digital strategy, digital engineering and IT services and solutions that help clients change and disrupt markets through innovation engineering, today reported consolidated financial results for the first quarter fiscal 2021, ended June 30, 2020.

First Quarter Fiscal 2021 Consolidated Financial Results

Revenue for the first quarter of fiscal 2021 was $301.1 million, representing a decrease of 8.7% sequentially and 5.6% year-over-year. On a constant currency basis, (1) first quarter revenue decreased 8.2% sequentially and 5.2% year-over-year.

Virtusa reported GAAP income from operations of $7.2 million for the first quarter of fiscal 2021, compared to $17.1 million for the fourth quarter of fiscal 2020 and $13.4 million for the first quarter of fiscal 2020.

GAAP net loss available to common shareholders for the first quarter of fiscal 2021 was $(0.2) million, or $(0.01) per diluted share, compared to net income of $21.2 million, or $0.66 per diluted share, for the fourth quarter of fiscal 2020, and $4.7 million, or $0.15 per diluted share, for the first quarter of fiscal 2020.

Non-GAAP Results*

Non-GAAP income from operations was $14.0 million for the first quarter of fiscal 2021, compared with $19.7 million for the fourth quarter of fiscal 2020 and $24.2 million for the first quarter of fiscal 2020.

Non-GAAP net income was $6.0 million, or $0.20 per diluted share, for the first quarter of fiscal 2021, compared to $13.6 million, or $0.41 per diluted share, for the fourth quarter of fiscal 2020, and $13.9 million, or $0.41 per diluted share, for the first quarter of fiscal 2020.

*Please refer to the Non-GAAP Financial Information section of this press release for definitions of our Non-GAAP financial measures and reconciliations to the most comparable GAAP financial measures.

Balance Sheet and Cash Flow

The Company ended the first quarter of fiscal 2021 with $289.3 million of cash, cash equivalents, and short-term and long-term investments (2). Cash flow from operations was $56.0 million, or 18.6% of revenue, for the first quarter of fiscal 2021.

Management Commentary

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “We are pleased with our better than expected financial results and strong execution in the fiscal first quarter. COVID-19, despite its challenges, has created new opportunities for us to strengthen our position as a leading digital transformation provider to Global 2000 enterprises. The improving trends in our business will generate stronger financial performance in our fiscal Q2 and second half of 2021. We also will continue to execute against our Three- Pillar strategy, which will help us achieve our long-term objectives of better than industry revenue growth and EPS accretion faster than revenue.”

Ranjan Kalia, Chief Financial Officer, said, “We delivered fiscal first quarter revenue, non-GAAP operating margin and EPS above our expectations. While COVID-19 continues to impact client spending, our increased momentum and revenue visibility are leading us to reintroduce in-quarter financial guidance. Our guided Q2 revenue, margin and EPS are all better than our previous expectations. We believe our first quarter outperformance and Q2 momentum position us well for stronger than previously expected full year 2021 financial results. Finally, our financial flexibility remains strong. We generated solid operating cash flow in fiscal Q1 of $56 million, enabling us to reduce our debt while also maintaining ample available cash.”

Financial Outlook

Virtusa management provided the following current financial guidance:

•	Second quarter fiscal 2021 revenue is expected to be in the range of $311 to $319 million. GAAP diluted EPS is expected to be in the range of $0.21 to $0.27. Non-GAAP diluted EPS is expected to be in the range of $0.50 to $0.56.

We experienced better than expected results in the first quarter of fiscal 2021 and see continued momentum in the second quarter of fiscal 2021. While we believe we are in a strong financial position to weather the impact to our business from COVID-19, many of our customers and prospects are now operating under challenging circumstances and may reduce or re-evaluate their spend. As such, we are reinstating our quarterly guidance but are continuing the suspension of our annual fiscal 2021 guidance. In our second quarter guidance, we factor in the expected impacts of COVID-19 on our business and results of operations based on information available to us today. Significant variation from these assumptions could cause us to raise, lower or modify our expectations and our guidance, and we undertake no obligation to update our assumptions, expectations or our guidance.  These statements are forward-looking, and actual results may differ materially, as further discussed below under the heading “Cautionary Language Concerning Forward-Looking Statements”.

In accordance with US GAAP, Virtusa applies the if-converted method to its convertible preferred shares when reporting its fiscal year 2021 results. The if-converted method is used to calculate the share impact of convertible securities. Under this method, only when the convertible securities are considered dilutive are they then included in the computation of weighted average shares outstanding in reported results and full year guidance.

•	First quarter GAAP and non-GAAP EPS was calculated by including the impact of dividends and accretion on the convertible preferred shares in net income available to common stockholders and excluding the impact of the convertible preferred shares from the weighted average shares as these shares were anti- dilutive on a GAAP and non-GAAP basis.

•	Second quarter fiscal 2021 GAAP EPS guidance was calculated under the assumption that these convertible preferred shares will be anti-dilutive. Thus, in determining second quarter 2021 GAAP EPS guidance, dividends and accretion on the convertible preferred shares are deducted from net income available to common stockholders and the convertible preferred shares have been excluded from weighted average shares outstanding.

•	Second quarter fiscal 2021 non-GAAP EPS guidance was calculated under the assumption that these convertible preferred shares will be dilutive. Thus, in determining second quarter fiscal 2021 non-GAAP EPS guidance, dividends and accretion on the convertible preferred shares are not deducted from net income available to common stockholders and the impact of the convertible preferred shares are included in the weighted average shares outstanding.

The Company’s second quarter fiscal year 2021 diluted GAAP EPS estimate is based on an average share count of approximately 30.6 million. The Company’s second quarter fiscal year 2021 diluted Non-GAAP EPS estimates is based on an average share count of approximately 33.6 million. GAAP and Non-GAAP average share counts assume a stock price of $33.25, which was derived from the average closing price of the Company’s stock over the five trading days ended on July 27, 2020.

Conference Call and Webcast

Virtusa will host a conference call today, July 30, 2020 at 5:00 p.m. Eastern Time to discuss the Company’s first quarter fiscal year 2021 financial results and other corporate developments. To access this call, please dial 844-695-5524 (domestic) or 412-317-5461 (international). A replay of this conference call will be available through August 6, 2020 at 877-344-7529 (domestic) or 412-317-0088 (international). The replay passcode is 10146565. A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa

Virtusa Corporation (NASDAQ GS: VRTU) is a global provider of digital business strategy, digital engineering, and information technology (IT) services and solutions that help clients change, disrupt, and unlock new value through innovation engineering. Virtusa serves Global 2000 companies in Banking, Financial Services, Insurance, Healthcare, Communications, Media, Entertainment, Travel, Manufacturing, and Technology industries.

Virtusa helps clients grow their business with innovative products and services that create operational efficiency using digital labor, future-proof operational and IT platforms, and rationalization and modernization of IT applications infrastructure. This is achieved through a unique approach blending deep contextual expertise, empowered agile teams, and measurably better engineering to create holistic solutions that drive business forward at unparalleled velocity enabled by a culture of cooperative disruption.

© 2020 Virtusa Corporation. All rights reserved.

Virtusa is a registered trademark of Virtusa Corporation. All other company and brand names may be trademarks or service marks of their respective holders.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by Regulation G by the Securities and Exchange Commission. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with Virtusa’s financial statements prepared in accordance with GAAP.

Virtusa believes the following financial measures will provide additional insights to measure the operational performance of the business.

•	Virtusa presents constant currency revenue growth rates to provide insights into, and a framework for assessing, how Virtusa's revenue performed excluding the effect of foreign currency rate fluctuations (see footnote 1).

•	Virtusa presents a reconciliation of its cash and cash equivalents to total cash, cash equivalents, short term and long term investments which Virtusa believes provides insight into its cash position and overall liquidity (see footnote 2).

•	Virtusa also presents consolidated statements of income (loss) measures that exclude, when applicable, stock-based compensation expense, acquisition related charges, restructuring charges, foreign currency transaction gains and losses, impairment of investments, impairment of long-lived assets, non-recurring third party financing costs, non-recurring fees for potential proxy deliberation, the initial impact of our election to treat certain subsidiaries as disregarded entities for US tax purposes and other non-recurring tax items to provide further insights into the comparison of Virtusa’s operating results among periods.

The following table presents a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure for the three months ended June 30:

	(in thousands, except share and per share amounts)
	Three Months Ended June 30,
	2020	2019
GAAP income from operations	$7,155	$13,428
Add: Stock-based compensation expense	3,592	6,676
Add: Acquisition-related charges and restructuring charges(a)	2,590	4,097
Add: Non-recurring professional fees (b)	706	-
Non-GAAP income from operations	$14,043	$24,201

GAAP operating margin	2.4%	4.2%
Effect of above adjustments to income from operations	2.3%	3.4%
Non-GAAP operating margin	4.7%	7.6%

GAAP net income (loss) available to Virtusa common stockholders	$(193)	$4,747
Add: Stock-based compensation expense	3,592	6,676
Add: Acquisition-related charges and restructuring charges(a)	2,590	4,243
Add: Non-recurring professional fees (b)	706	-
Add: Foreign currency transaction (gains) losses(c)	1,241	(1,202)
Tax adjustments (d)	(1,908)	(1,650)
Noncontrolling interest, net of taxes (e)	-	(35)
Non-GAAP net income available to Virtusa common stockholders	$6,028	$12,779

GAAP diluted earnings (loss) per share (f)	$(0.01)	$0.15
Effect of stock-based compensation expense (g)	0.12	0.20
Effect of acquisition-related charges and restructuring charges(a) (g)	0.09	0.13
Effect of non-recurring professional fees (b) (g)	0.02	-
Effect of foreign currency transaction (gains) losses(c) (g)	0.04	(0.04)
Effect of tax adjustments (d) (g)	(0.06)	(0.05)
Effect of noncontrolling interest (e) (g)	-	-
Effect on dividend on Series A Convertible Preferred Stock (f) (g)	-	0.03
Effect of change in dilutive shares for non-GAAP (f)	-	(0.01)
Non-GAAP diluted earnings per share (g) (h)	$0.20	$0.41

(a) Acquisition-related charges include, when applicable, amortization of purchased intangibles, external deal costs, transaction-related professional fees,  acquisition-related retention bonuses, changes in the fair value of contingent consideration liabilities, accreted interest related to deferred acquisition payments, charges for impairment of acquired intangible assets and other acquisition-related costs including integration expenses consisting of outside professional and consulting services and direct and incremental travel costs.  Restructuring charges, when applicable, include termination benefits, as well as certain professional fees related to restructuring. The following table provides the details of the acquisition-related charges and restructuring charges:

	Three Months Ended June 30,
	2020	2019
Amortization of intangible assets	$4,168	$3,221
Acquisition cost and integration costs	$-	$876
Changes in fair value of contingent consideration	$(1,578)	$-
Acquisition-related charges included in costs of revenue and operating expense	$2,590	$4,097
Accreted interest related to deferred acquisition payments	$-	$146
Total acquisition-related charges and restructuring charges	$2,590	$4,243

(b) Non-recurring fees for advisory, legal, consulting and proxy solicitation services in connection with a potential proxy deliberation with respect to our annual shareholder meeting and the election of directors.

(c) Foreign currency transaction gains and losses are inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes.

(d) Tax adjustments reflect the tax effect of the non-GAAP adjustments using the tax rates at which these adjustments are expected to be realized for the respective periods. For fiscal year 2020, tax adjustments exclude the initial impact of our election to treat certain subsidiaries as disregarded entities for U.S. tax purposes and BEAT tax impact in contemplation of a reorganization of our Indian legal entities. Tax adjustments also assumes application of foreign tax credit benefits in the United States.

(e) Noncontrolling interest represents the minority shareholders interest of Polaris.

(f) During the three months ended June 30, 2020 and 2019, all of the 3,000,000 shares of Series A Convertible Preferred Stock were excluded from the calculations of both GAAP and non-GAAP diluted earnings per share as their effect would have been anti-dilutive using the if-converted method.   The following table provides the non-GAAP net income available to Virtusa common stockholders and non-GAAP dilutive weighted average shares outstanding using the if-converted method to calculate the non-GAAP diluted earnings per share for the three months ended June 30, 2020:

	Three Months Ended June 30,
	2020	2019
Non-GAAP net income available to Virtusa common stockholders	$6,028	$12,779
Add: Dividends and accretion on Series A Convertible Preferred Stock	$-	$1,087
Non-GAAP net income available to Virtusa common stockholders and assumed conversion	$6,028	$13,866

GAAP dilutive weighted average shares outstanding	30,168,174	30,934,411
Add: Incremental dilutive effect of employee stock options and unvested restricted stock awards and restricted stock units	250,078	-
Add: Incremental effect of Series A Convertible Preferred Stock as converted	-	3,000,000
Non-GAAP dilutive weighted average shares outstanding	30,418,252	33,934,411

(g) To the extent the Series A Convertible Preferred Stock is dilutive using the if-converted method, the Series A Convertible Preferred Stock is included in the weighted average shares outstanding to determine non-GAAP diluted earnings per share.

(h) Non-GAAP diluted earnings per share is subject to rounding.

Footnotes

(1) To determine sequential revenue change in constant currency for the Company's first quarter of fiscal 2021, revenue from entities reporting in U.K. Pounds (GBP), Euros, and Swedish Krona (SEK) were converted into U.S. dollars at the average exchange rates in effect for the three months ended March 31, 2020, rather than the actual exchange rate in effect for the three months ended June 30, 2020. To determine year-over-year revenue change in constant currency for the Company's first quarter of fiscal 2021, revenue from entities reporting in U.K. Pounds (GBP), Euros, and Swedish Krona (SEK) were converted into U.S. dollars at the average exchange rates in effect for the three months ended June 30, 2019, rather than the actual exchange rate in effect for the three months ended June 30, 2020. The average exchange rates for the three months ended June 30, 2019, March 31, 2020, and June 30, 2020 are included in the table below:

Average U.S. Dollar Exchange Rate
For the Three Months Ended

	June 30, 2019	March 31, 2020	June 30, 2020
GBP	1.28	1.29	1.24
Euro	1.12	1.11	1.09
SEK	0.11	0.10	0.10

(2) The Company considers the total measure of cash, cash equivalents, short-term and long-term investments to be an important indicator of the Company's overall liquidity. All of the Company's investments are classified as time deposits, available-for-sale debt securities and equity securities, including the Company's long-term investments, which meet the credit rating and diversification requirements of the Company's investment policy as approved by the Company's audit committee and board of directors.

(3) Earnings per share amounts for each quarter may not necessarily total to the yearly earnings per share due to the weighting of shares outstanding on a quarterly and year to date basis.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding, management's forecast of financial performance in fiscal Q2 and second half of 2021, the impact of the COVID-19 pandemic and related economic conditions on our business and results of operations, the growth of our business and management's plans, long-term objectives of better than industry revenue growth and EPS accretion faster than revenue, and strategies. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “see,” “seeks,” “estimates,” “will,” “should,” “may,” “confident,” “positions,” “look forward to,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, and our growth rate, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the impact of the outbreak of COVID-19 on our business and operations; inability of Virtusa to service its debt obligations under its loan facility or to maintain compliance with certain financial covenants under the loan facility; the inability to pay cash dividends on the convertible preferred stock in connection with the Orogen convertible preferred stock financing, thus increasing the dilutive impact of the financing; the inability of Virtusa to redeem the convertible preferred stock at maturity, if there has been no conversion event prior to maturity; Virtusa's ability to sustain profitability or maintain profitable engagements; the potential material assessment by the Indian government of certain statutory defined contribution obligations of employees and employers; the potential material assessment by the IRS in connection with a notice of proposed adjustment related to the employment tax treatment of certain payments made to certain Company employees; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar, the U.K pound sterling, the Swedish krona, and the euro; the international nature of our business; restrictions on immigration or changes in immigration laws; Virtusa’s ability to integrate the operations of, and achieve expected synergies and operating efficiencies in connection with, acquired businesses; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from previous acquisitions; Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; Virtusa's ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa's ability to expand its business or effectively manage growth; increasing competition in the IT services outsourcing industry; Virtusa's ability to attract and retain clients and meet their expectations; demand for digital and cloud transformation services; quarterly fluctuations in Virtusa's earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa's ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa's ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa's operations areas and Virtusa’s ability to comply with changing or complex laws and maintain effective internal controls to ensure ongoing compliance; the loss of any key member of Virtusa's senior management team, political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; and the volatility of the market price of Virtusa's common stock. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa's public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	June 30, 2020	March 31, 2020
Assets:
Cash and cash equivalents	$285,277	$290,837
Short-term investments	4,035	9,785
Accounts receivable, net	141,358	148,950
Unbilled accounts receivable	91,880	137,839
Prepaid expenses	62,405	55,574
Restricted cash	324	659
Asset held for sale	8,281	8,334
Other current assets	30,954	29,214
Total current assets	624,514	681,192

Property and equipment, net	99,323	101,250
Operating lease right-of-use assets	44,602	48,684
Investments accounted for using equity method	1,321	1,336
Long-term investments	7	4
Deferred income taxes	30,739	30,225
Goodwill	291,743	296,493
Intangible assets, net	126,767	130,903
Other long-term assets	44,589	46,980
Total assets	$1,263,605	$1,337,067

Liabilities, Series A Convertible Preferred Stock and Stockholders' equity:
Accounts payable	$43,097	$38,537
Accrued employee compensation and benefits	55,775	79,373
Deferred revenue	10,823	8,054
Accrued expenses and other	92,763	95,124
Current portion of long-term debt	17,192	16,043
Operating lease liabilities	11,605	11,543
Income taxes payable	4,024	3,233
Total current liabilities	235,279	251,907
Deferred income taxes	15,806	16,067
Operating lease liabilities, noncurrent	38,773	41,697
Long-term debt, less current portion	419,205	480,154
Long-term liabilities	43,876	42,475
Total liabilities	752,939	832,300

Series A Convertible Preferred Stock	107,367	107,326

Total stockholders' equity	403,299	397,441
Total liabilities, Series A convertible preferred stock and stockholders' equity	$1,263,605	$1,337,067

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income (Loss)

(In thousands except share and per share amounts, unaudited)

	Three Months Ended
	June 30,
	2020	2019
Revenue	$301,064	$319,024
Costs of revenue	232,460	234,735
Gross profit	68,604	84,289
Selling, general and administrative expenses	61,449	70,861

Income from operations	7,155	13,428

Other income (expense):
Interest income	276	673
Interest expense	(5,299)	(4,908)
Foreign currency transaction (losses) gains, net	(1,241)	1,202
Other, net	307	364
Total other expense	(5,957)	(2,669)

Income before income tax expense	1,198	10,759
Income tax expense	304	4,739
Net income	894	6,020
Less: net income attributable to noncontrolling interests, net of tax	-	186
Net income available to Virtusa stockholders	894	5,834
Less: Series A Convertible Preferred Stock dividends and accretion	1,087	1,087
Net income (loss) available to Virtusa common stockholders	(193)	4,747

Basic earnings (loss) per share available to Virtusa common stockholders	$(0.01)	$0.16
Diluted earnings (loss) per share available to Virtusa common stockholders	$(0.01)	$0.15
Weighted average number of common shares outstanding:
Basic	30,168,174	30,167,910
Diluted	30,168,174	30,934,411

Virtusa Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Three Months Ended
	June 30,
	2020	2019
Cash flows from operating activities:
Net income	$894	$6,020
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,363	7,765
Share-based compensation expense	3,592	6,676
Provision (recovery) for doubtful accounts	71	(64)
(Gain) loss on disposal of property and equipment	(2)	42
Foreign currency transaction losses (gains), net	1,241	(1,202)
Amortization of discounts and premiums on investments	-	(4)
Impairment of operating lease right-of-use asset	1,413	-
Amortization of debt issuance cost	350	273
Deferred income taxes, net	253	(72)
Net changes in operating assets and liabilities:
Accounts receivable and unbilled receivable	54,689	7,203
Prepaid expenses and other current assets	(2,899)	(6,015)
Other long-term assets	(1,048)	(7,730)
Accounts payable	3,252	(4,479)
Accrued employee compensation and benefits	(23,686)	(12,032)
Accrued expenses and other current liabilities	9,566	6,854
Operating lease liabilities	(190)	125
Income taxes payable	(3,138)	2,620
Other long-term liabilities	3,311	(3,744)
Net cash provided by operating activities	56,032	2,236
Cash flows from investing activities:
Proceeds from sale of property and equipment	-	19
Purchase of short-term investments	(42)	(4,622)
Proceeds from sale or maturity of short-term investments	5,781	19,817
Payments for asset acquisitions	(27)	(4,251)
Purchase of property and equipment	(1,338)	(4,775)
Payment of deferred consideration related to business acquisition	(6,313)	-
Net cash (used in) provided by investing activities	(1,939)	6,188
Cash flows from financing activities:
Proceeds from exercise of common stock options	92	194
Proceeds from exercise of subsidiary stock options	-	52
Payment of debt	(4,336)	(875)
Payments of withholding taxes related to net share settlements of restricted stock	(1,914)	(2,011)
Purchase of redeemable noncontrolling interest related to Polaris	-	(5,549)
Principal payments on capital lease obligation	-	(18)
Payment of dividend on Series A Convertible Preferred Stock	(1,046)	(1,046)
Payment of revolving credit facility	(55,000)	-
Payment of debt issuance cost	(813)	-
Payment of contingent consideration related to acquisition	(1,186)	-
Net cash used in financing activities	(64,203)	(9,253)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,206	1,145
Net (decrease) increase in cash, cash equivalents and restricted cash	(5,904)	316
Cash, cash equivalents and restricted cash, beginning of year	291,601	190,113
Cash, cash equivalents and restricted cash, end of period	285,697	$190,429

Supplemental Non-GAAP Financial Information as of June 30, 2020 and 2019:

Reconciliation from cash, cash equivalents and restricted cash to total cash and cash equivalents, short-term investments and long-term investments:

Cash, cash equivalents and restricted cash, end of period	$285,697	$190,429
Less : Restricted cash	(420)	(422)
Total Cash and cash equivalents end of period	285,277	190,007

Short-term investments	4,035	17,912
Long-term investments	7	366
Total short-term and long-term investments, end of period	4,042	18,278

Total cash and cash equivalents, short-term and long-term investments	$289,319	208,285

    Virtusa Corporation and Subsidiaries

    Reconciliation of Non-GAAP Guidance**

	Three months ending
	September 30, 2020
	Low	High
GAAP diluted earnings per share	$0.21	$0.27

Effect of stock-based compensation expense	0.12	0.12
Effect of acquisition-related charges and restructuring charges	0.22	0.22
Effect of foreign currency transaction (gains) losses	0.00	0.00
Effect of change in dilutive shares for non-GAAP	(0.02)	(0.02)
Effect of tax impact from Tax Act	0.00	0.00
Effect of tax adjustments	(0.07)	(0.07)
Effect of noncontrolling interest	0.00	0.00
Effect on dividend on Series A Convertible Preferred Stock	0.03	0.03
Non-GAAP diluted earnings per share#	$0.50	$0.56

Weighted average diluted shares outstanding (millions)
- GAAP	30.6	30.6
- Non-GAAP	33.6	33.6

** EPS impact is subject to rounding

# To the extent the Series A Convertible Preferred Stock is dilutive using the if-converted method, the Series A Convertible Preferred Stock is included in the weighted average shares outstanding to determine non-GAAP diluted earnings per share for each of the non-GAAP adjustments

Media Contact:

Conversion Marketing

Ron Favali, 727-512-4490

ron@conversionam.com

Investor Contact:

ICR

William Maina, 646-277-1236

william.maina@icrinc.com